UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 15, 2009 (October 15, 2009)
Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10 Burton Hills Boulevard, Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)
(615) 263-3000

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As previously reported, on August 14, 2009 John D. Ferguson notified Corrections Corporation of America (the “Company”) of his retirement as the Company’s Chief Executive Officer, effective October 15, 2009. The Company’s Board of Directors, acting on the recommendation of the Nominating and Governance Committee, appointed Damon T. Hininger, who served as the Company’s President and Chief Operating Officer prior to the appointment, to succeed Mr. Ferguson as Chief Executive Officer, effective October 15, 2009. In addition, the Board of Directors appointed Mr. Hininger to serve as a new member of the Board, effective October 15, 2009, until the 2010 Annual Meeting of Stockholders or until his respective successor is elected and qualified.
     On October 15, 2009, Mr. Hininger and the Company entered into an amendment to Mr. Hininger’s employment agreement to reflect his appointment as the Chief Executive Officer and to provide for an increase in his base salary, as approved by the Compensation Committee of the Board of Directors. The amendment also states that the Company shall use its reasonable best efforts to cause the Board of Directors to nominate Mr. Hininger for election to the Board of Directors, provided that Mr. Hininger’s continuing service as a member of the Board of Directors shall remain subject to election by the Company’s stockholders in accordance with the Company’s governance policies and applicable law. The amendment to Mr. Hininger’s employment agreement is attached hereto as Exhibit 10.1 and is incorporated herein in its entirety by this reference.
     Mr. Ferguson continues to be employed by the Company as an “at will” employee and remains the Chairman of the Board of Directors of the Company. On October 15, 2009, Mr. Ferguson and the Company entered into a letter agreement to establish and clarify that while Mr. Ferguson continues to be employed by or serve as a director of the Company, restrictions on his employment regarding non-competition, non-solicitation and confidentiality and non-disclosure remain in full force and effect. Once Mr. Ferguson’s positions with the Company come to an end, he will remain bound by such restrictions for the periods of time set forth in the letter agreement. The letter agreement with Mr. Ferguson is attached hereto as Exhibit 10.2 and is incorporated herein in its entirety by this reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.
10.1	First Amendment to First Amended and Restated Employment Agreement, dated as of October 15, 2009, with Damon T. Hininger.

10.2	Letter Agreement, dated as of October 15, 2009, with John D. Ferguson.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 15, 2009	CORRECTIONS CORPORATION OF AMERICA
	By:	/s/ Todd J Mullenger
Todd J Mullenger
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Exhibit

10.1	First Amendment to First Amended and Restated Employment Agreement, dated as of October 15, 2009, with Damon T. Hininger.

10.2	Letter Agreement, dated as of October 15, 2009, with John D. Ferguson.